          News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:              Brian W. White
  Chief Financial Officer
  (205) 909-9179

BOOKS-A-MILLION, INC. ANNOUNCES MANAGEMENT PROMOTIONS

BIRMINGHAM, Ala. (August 29, 2011) - Books-A-Million today announced management promotions. Terrance G. Finley, formerly Executive Vice President/Chief Merchandising Officer, has been named President and Chief Operating Officer of the Company, effective immediately. Mr. Finley has served in his previous role since August 2009 and in various other capacities in the merchandising department since joining the Company in 1992. Mr. Finley was appointed to the Board of Directors of Hibbett Sports, Inc. in March 2008.

The Company has also appointed James F. Turner, formerly the Company's Vice President/Real Estate, to the position of Executive Vice President/Real Estate and Business Development.  Mr. Turner has served as the Company's Vice President/Real Estate since June 2003. Prior to this, Mr. Turner held several positions in the Company's finance department, including Controller. Prior to joining the Company, Mr. Turner served as a Division Controller for Belk, Inc.

Commenting on the promotions, Clyde B. Anderson, Chairman and CEO said, “I’m extremely pleased to congratulate Terry on his well-deserved promotion.  Terry has been an innovator and leader at BAM for over 20 years and I am confident that he will lead our team to new heights as we take advantage of the many opportunities ahead.”

Anderson continued, “I would also like to congratulate Jay Turner who has consistently provided creative leadership in our real estate efforts.  This promotion acknowledges his success and the importance of the role he is playing in helping the Company pursue new business opportunities.”

Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com.  The Company presently operates 234 stores in 23 states and the District of Columbia.  The Company operates large superstores under the names Books-A-Million and Books & Co. and traditional bookstores operating under the names Bookland and Books-A-Million.  The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM. For more information, visit the Company’s website at www.booksamillioninc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties.  A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; and uncertainties related to the Internet and the Company's Internet initiative.  In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.  Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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